Exhibit 99.1

Sandler O’Neill & Partners East Coast Financial Services Conference — November 2010 Kevin T. Bottomley Chairman, Chief Executive Officer & President

Forward-Looking Statements Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2009 Form 10-K, issued March 16, 2010, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp, Inc. is engaged and changes in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

Danversbank History Chartered as Danvers Savings Bank – March 1850 Operated as a traditional thrift for the first 130 years Transitioned to commercial bank in the mid 1980s Increased branch presence throughout the 1990s Acquired banks in Revere & Malden in 2001 & 2007 Changed name to Danversbank in 2005 Converted to a publicly held company in January 2008 Acquired Beverly National Corporation in October 2009

Total Franchise Highlights (as of 9/30/10*) 75,000 customers 44,000 households 382 total employees 31 full-service banking locations (Q2 2011) 43 in-branch ATMs 13 remote ATMs Assets – $2.631 B Loans – $1.741 B Deposits – $2.040 B 83.7% Core Deposits YTD NIM – 3.57% YTD Efficiency Ratio – 70.13% YTD EPS – $0.66 Unaudited

Upcoming Branch Locations Milk St., Boston – 1st Quarter 2011 Lexington – 1st Quarter 2011 Cambridge St., Boston – 1st Quarter 2011 Federal St., Boston – 2nd Quarter 2011 DNBK Branch Footprint One Conant Street, Danvers, Massachusetts 01923 — NASDAQ: DNBK 5

Financial Performance Asset Growth as of 9/30/10 in millions Unaudited $1,263 $1,448 $1,728 $2,500 $2,631 2006 2007 2008 2009 2010*

Financial Performance Loan Growth as of 9/30/10 in millions Unaudited $882 $908 $1,119 $1,666 $1,741 2006 2007 2008 2009 2010*

Commercial & Industrial Commercial RE Construction Residential, Home Equity & Consumer 2005 2010 Loan Portfolio Composition $1.741 B — as of 9/30/10 32.5% 28.2% 24.5% 14.8% 48.5% 22.5% 22.3% 6.7%

Asset Quality 1.08% $ 1,158 0.41% $ 7,090 0.53% $ 5,932 12/31/08 .94% .88% ALLL / Total Loans $ 832 $ 1,427 OREO 0.73% 0.77% NPA / Total Assets $ 19,202 $ 19,246 Non-Performing Assets (NPA) 1.05% 1.01% NPL / Total Loans $ 18,370 $ 17,819 Non-Performing Loans (NPL) 9/30/10* 12/31/09 Measurement / Period Unaudited

Unaudited Financial Performance Deposit Growth as of 9/30/10 in millions 73.3% 26.2% 80.4% 19.6% 78.3% 21.7% 78.4% 21.6% 83.7% 16.3% $953 $998 $1,118 $1,766 $2,040 Core Deposits Other Deposits 2006 2007 2008 2009 2010*

Note: No FNMA (“Fannie”) or FHLMC (“Freddie”) Preferred Or Common Equity, No Trust Preferred Securities Financial Performance Investments $662MM as of 9/30/10 MBS ARMs 28.5% MBS Fixed 14.8% Municipals 6.3% U.S. Agency Non-Callable 1.7% Other Bonds 0.2% U.S. Agency Callables 48.5%

Financial Performance Earnings per Share as of 9/30/10 Unaudited $0.07 $0.14 $0.21 $0.24 $0.21 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010*

Organizational Chart Kevin T. Bottomley Chairman, CEO & President James J. McCarthy EVP - Chief Operating Officer John J. O’Neil EVP - Senior Lending Officer Michael W. McCurdy EVP - General Counsel L. Mark Panella EVP - CFO Donat A. Fournier EVP - Private Wealth Group Peter S. Sherwood SVP – One Conant Capital Frank P. Romano SVP – Corporate Banking Mark J. Terry SVP - Commercial RE Arthur M. Santos SVP Paul E. Flynn EVP – Asset-Based Lending David Paikin SVP

DANVERS BANCORP - DNBK

Key Personnel

Key Personnel	Years in Industry	Professional Experience
Kevin T. Bottomley Chairman, CEO & President	34	Banker's Trust Boston Private Bank 1st National Bank of Boston
James J. McCarthy EVP - Chief Operating Officer	27	Revere Federal Savings Bank Ernst & Young
John J. O'Neil EVP - Senior Lending Officer	30	Metro West Bank Boston Private Bank US Trust Company
Donat A. Fournier EVP - Private Wealth Group	36	Beverly National Bank Webster Bank NE Community Bancshares
L. Mark Panella EVP - Chief Financial Officer	20	Boston Private Bank
Michael W. McCurdy EVP - General Counsel	10	BankMalden Stanzler Levine, LLC

Danvers Bancorp, Inc. One Conant Street, Danvers, Massachusetts 01923 — NASDAQ: DNBK 14

DANVERS BANCORP - DNBK

Loan Personnel

Loan Personnel	Years in Industry	Professional Experience
Paul E. Flynn EVP – AssetBased Lending	32	RBS Citizens US Trust Company
Peter S. Sherwood SVP – One Conant Capital, LLC	26	Cambridge Savings Bank Citizens Financial Group State Street Bank
Frank P. Romano SVP – Corporate Banking	33	Warren Bank Eastern Bank
Mark J. Terry SVP - Commercial Real Estate	30	Warren Bank Eastern Bank US Trust Company
David Paikin SVP – Asset Based Lending	25	RBS Citizens US Trust Company
Arthur M. Santos SVP – One Conant Capital, LLC	30	Atlantic Bank & Trust State Street Bank

Danvers Bancorp, Inc. One Conant Street, Danvers, Massachusetts 01923 — NASDAQ: DNBK 15